Exhibit 16

                                         February 8, 2005



Securities and Exchange Commission
450Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

         We have read the statements made by O C G Technology, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of form 8-K, as part of the Company's Form 8-K report dated February 8, 2005. We agree with the statements concerning our Firm in such Form 8-K.

                                               Very truly yours,



                                               Friedman LLP



FLLP:rs
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